EXHIBIT 16.1

May 15, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C., USA
20549-7561

 Dear Sirs/Madams:

We have read Item 16F of Patria Investment Limited’s Annual Report Form 20-F for the year ended December 31, 2024, dated May 15, 2025, and have the following comments:

1. We agree with the statements made in the first, second, third and fourth paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the fifth paragraph.

Yours truly,

/s/ Deloitte Touche Tohmatsu Auditores Independentes Ltda.